UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 4, 2011

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 4, 2011, Mr. J. Hord Armstrong III notified GeoMet, Inc. (the “Company”) that he did not plan to stand for re-election to the Board of Directors, and planned to resign from the Board. On April 7, 2011, the Company announced the appointment of Robert E. Creager to its Board of Directors effective on April 7, 2011 and the acceptance of the resignation of Mr. Armstrong from the Board effective on April 6, 2011. Mr. Creager has also been appointed Chairman of the Audit Committee and a member of the Nominating, Corporate Governance and Ethics Committee and has also been nominated to stand for re-election to the Company’s Board of Directors, along with the remaining existing members of the Board, at the Annual Meeting of Stockholders which is scheduled to be held May 6, 2011.

Item 7.01 Regulation FD Disclosure.

The press release attached as Exhibit 99.1 is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: April 7, 2011	By:	/s/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

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